UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                     ----------------------------------

                                  FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES EXCHANGE ACT OF 1934

                     ----------------------------------


                               DATE OF REPORT

              (DATE OF EARLIEST EVENT REPORTED): AUGUST 5, 1997


                               NATURADE, INC.

             (Exact Name of Registrant as Specified in Charter)


        DELAWARE
      (State or Other           33-7106-A             23-2442709
      Jurisdiction of         (Commission             (IRS Employer
      Incorporation)          File Number)            Identification No.)



                          7110 EAST JACKSON STREET

                         PARAMOUNT, CALIFORNIA 90723

                  (Address of Principal Executive Offices)


                       REGISTRANT'S TELEPHONE NUMBER,
                    INCLUDING AREA CODE:  (562) 531-8120








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Item 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      a. Effective August 5, 1997, Naturade, Inc. (the "Registrant") dismissed its prior certifying accountants, McGladrey & Pullen, LLP ("McGladrey"), and retained as its new certifying accountants Rose, Snyder & Jacobs. McGladrey's reports on the Registrant's financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, auditing scope or accounting principles. The decision to dismiss McGladrey was approved by the Registrant's Board of Directors.

            There were no disagreements with McGladrey on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure during the last two fiscal years and any subsequent interim period through August 5, 1997.

            On June 3, 1997, the Registrant consummated the acquisition (the "Acquisition") of certain trademarks, software and formulas previously held by the Chapter 7 bankruptcy estate of Performance Nutrition, Inc. At the date of its dismissal, McGladrey was in the process of reviewing, and had not reached any conclusions regarding, the accounting treatment of the Acquisition.

      b. Effective August 5, 1997, the Registrant engaged Rose, Snyder & Jacobs ("RSJ") as its principal accountants. During the last two fiscal years and the subsequent interim periods to the date hereof, the Registrant did not consult RSJ regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS

      (a)   Financial Statements of Businesses Acquired.

            Not applicable.

      (b)   Pro Forma Financial Information.

            Not applicable.

      (c)   Exhibits.

            16.1 Letter from McGladrey & Pullen, LLP to the Securities and Exchange Commission.*


* To be filed by amendment.












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            Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NATURADE, INC.


                              By:   /s/ Allan Schulman
                                    ------------------
                                    Allan Schulman,
                                    Chief Executive Officer

Dated: August 12, 1997








































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